Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Bionano Genomics, Inc.
San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2021, relating to the consolidated financial statements of Bionano Genomics, Inc., appearing in the Annual Report on Form 10-K of Bionano Genomics, Inc. for the year ended December 31, 2020.

/s/ BDO USA, LLP

San Diego, California
November 4, 2021